Kalvista Pharmaceuticals, Inc. SC 13D

Exhibit 99.1

JOINT FILING agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.001 per share, of KalVista Pharmaceuticals, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing(s).

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 30, 2021.

FRAZIER LIFE SCIENCES X, L.P.		FMHLS X, L.P.
By FHMLS X, L.P., its general partner		By FHMLS X, L.L.C., its general partner
By FHMLS X, L.L.C., its general partner
		By:	/s/ Steve R. Bailey
By:	/s/ Steve R. Bailey		Steve R. Bailey, Chief Financial Officer
Steve R. Bailey, Chief Financial Officer

FMLHS X, L.L.C.		FRAZIER LIFE SCIENCES PUBLIC FUND, L.P.
By FHMLSP, L.P., its general partner
By:	/s/ Steve R. Bailey	By FHMLSP, L.L.C., its general partner
Steve R. Bailey, Chief Financial Officer
		By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

 CUSIP No. 55352P102

FRAZIER LIFE SCIENCES PUBLIC FUND, L.P.		FHMLSP, L.L.C
By FHMLSP, L.P., its general partner
By FHMLSP, L.L.C., its general partner		By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer
By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

By:	*	By:	*
	James N. Topper		Patrick J. Heron

By:	**	By:	**
	Albert Cha		James Brush

*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

*This Schedule 13D was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on February 24, 2017.

** This Schedule 13D was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on August 16, 2021.